Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Proposed Public Offering of 25,000,000 Common Shares

Newton, MA (June 28, 2017): Government Properties Income Trust (Nasdaq: GOV) today announced that it has commenced a public offering of 25,000,000 of its common shares. GOV expects to use the net proceeds from this offering to fund, in part, its previously announced acquisition of First Potomac Realty Trust, or FPO.  Pending the consummation of the FPO acquisition and the use of proceeds described above GOV may repay amounts outstanding under its unsecured revolving credit facility or invest the net proceeds from this offering in short term investments consistent with its intention to maintain its qualification for taxation as a REIT. It is contemplated that the underwriters will also be granted a 30-day option to purchase up to an additional 3,750,000 common shares.

The joint bookrunning managers for this offering are Citigroup, BofA Merrill Lynch, Morgan Stanley and UBS Investment Bank.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The preliminary prospectus supplement relating to this offering and related prospectus are expected to be filed with the Securities and Exchange Commission (SEC) and copies can be obtained by contacting the offices of: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (800) 831-9146; BofA Merrill Lynch, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, email: dg.prospectus_requests@baml.com; Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY, 10019 or by calling (888) 827-7275.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY”, AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  ALTHOUGH THIS PRESS RELEASE REFERS TO AN OFFERING OF 25,000,000 COMMON SHARES, GREATER OR LESS THAN 25,000,000 COMMON SHARES MAY BE SOLD OR THIS OFFERING MAY BE WITHDRAWN.

•                  IF GOV AGREES TO SELL COMMON SHARES IN THIS OFFERING, THE CLOSING OF THIS OFFERING WILL BE SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED.

•                  THIS PRESS RELEASE STATES THAT GOV CONTEMPLATES THAT THE UNDERWRITERS WILL BE GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 3,750,000 COMMON SHARES. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART. IN FACT, GOV DOES NOT KNOW WHETHER THE UNDERWRITERS WOULD EXERCISE THIS OPTION, OR ANY PART OF IT.

•      THIS PRESS RELEASE STATES THAT GOV EXPECTS TO USE THE NET PROCEEDS FROM THIS OFFERING TO FUND, IN PART, ITS ACQUISITION OF FPO. THIS ACQUISITION IS SUBJECT TO CUSTOMARY CONDITIONS AND CONTINGENCIES, INCLUDING APPROVAL BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING FPO COMMON SHARES. WE CANNOT BE SURE THAT SUCH CONDITIONS AND CONTINGENCIES WILL BE SATISFIED.  IN THE EVENT THE FPO ACQUISITION IS NOT CONSUMMATED, GOV EXPECTS TO USE THE NET PROCEEDS TO REPAY AMOUNTS OUTSTANDING UNDER ITS UNSECURED REVOLVING CREDIT FACILITY AND FOR GENERAL BUSINESS PURPOSES.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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